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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 6, 1995, with respect to the financial statements of Kelly Oil and Gas Corporation and Kelly Oil & Gas Partners, Ltd. (a Texas limited partnership) included in the Registration Statement (Form S-4) and related Prospectus of Kelly Oil & Gas Corporation for the registration dated December 20, 1996.

                                          /s/ Ernst & Young LLP

Houston, Texas
December 20, 1996